EXHIBIT 99.1

Zomedica Signs Exclusive Agreement with Qorvo Biotechnologies for Global Veterinary Rights to Diagnostic Point-of-Care Platform

Sensor-based technology aims to provide veterinarians with collection of rapid reference-lab quality tests at the point-of-care

ANN ARBOR, Mich., Nov. 27, 2018 (GLOBE NEWSWIRE) -- Zomedica Pharmaceuticals Corp. (NYSE American: ZOM) (TSX-V: ZOM), a veterinary diagnostic and pharmaceutical company, today announced it has entered into a development and supply agreement with Qorvo Biotechnologies, LLC (Qorvo), a wholly-owned subsidiary of Qorvo, Inc. (Nasdaq: QRVO) focused on bringing its piezo-electric Bulk Acoustic Wave (BAW) sensor to the veterinary health sector. Under the terms of this agreement, Zomedica has exclusive, global rights to develop and market Qorvo’s investigational point-of-care diagnostic platform for veterinary use.

Under the agreement, Zomedica and Qorvo will collaborate on the development of veterinary diagnostic assays with the goal to deliver reference-lab performance at the point of care. The joint development work initially targets five assay cartridge candidates to detect the following thyroid and adrenal disorders in dogs and cats, which currently require reference lab immunoassay testing for diagnosis and treatment management:

  Hypothyroidism in dogs: one of the most common endocrine diseases with a prevalence rate estimated at 0.2 percent to 1.89 percent.i,ii
  Hyperthyroidism in cats: a significant cause of morbidity in older cats having an estimated prevalence of 4.5 percent.iii
  Cushing’s disease in dogs: another common endocrine disorder in dogs with an estimated incidence of 1 to 2 cases/1,000 dogs/year.iv

Assuming the development work is successful, Zomedica expects marketing to commence in Q4 2019 for the initial five assay candidates, which do not require pre-market regulatory approval by U.S. regulators.

According to a 2018 MarketsandMarkets.com report, the immunodiagnostics segment is expected to account for the largest share of the veterinary diagnostics market in 2018 with the overall veterinary diagnostics market expected to grow at a compounded annual growth rate of 8.8 percent to reach $4.0 billion by 2023. Furthermore, approximately 200 million veterinary visits occurred in the U.S during 2016 of which 41 percent or 80 million included the performance of at least one diagnostic test, according to a 2018 Raymond James report.

“We believe Qorvo’s patented diagnostic technology has the potential to significantly expand the capability of our point-of-care diagnostic portfolio to deliver reference lab precision to the veterinary clinic on a cost-effective basis,” said Gerald Solensky, Jr., Chairman and Chief Executive Officer at Zomedica. “We believe our collaboration with Qorvo, a pioneer and leader in BAW sensor technology and advanced manufacturing, will be a major step forward in our efforts to bring reference lab testing capabilities to clinical veterinarians, which we expect will improve the standard of care for companion animals while increasing practice productivity. We are excited to collaborate with a company the size of Qorvo in developing a product for the clinical veterinarian.”

“We believe that Zomedica’s drive to bring novel and innovative diagnostic tools to the companion animal market makes it the right partner to bring our technology to the animal health space,” said David Lacinski, Senior Director of Strategy and Business Development at Qorvo.

The diagnostic platform uses Qorvo’s differentiated BAW sensor, derived from the fundamental BAW filter technology that is deployed in millions of mobile devices worldwide, to enable a non-optical and fluorescence-free detection system. The final product, referred to as ZM-024 in Zomedica’s pipeline, is expected to be comprised of a table-top instrument that uses disposable assay cartridges to test a range of samples including whole blood, serum, plasma, and urine. Qorvo has conducted preliminary analytical and functional sensitivity testing on its investigational BAW platform as well as feasibility testing for certain initial immunoassay candidates in its other development work. Zomedica believes ZM-024 may have potential utility in other veterinary diagnostic areas such as molecular diagnostics and multiplexing capabilities.

The agreement with Qorvo covers the development and validation of assays to be specified by Zomedica for use with Qorvo-designed diagnostic instruments and related assay cartridges. Qorvo will be responsible for the development and verification of the assays, instruments and cartridges, and all related development costs other than certain non-recurring engineering expenses which will be paid by Zomedica. Qorvo will supply the instruments and the related assay cartridges to Zomedica. Zomedica will be solely responsible for the validation, marketing and sale of the assays, instruments and related assay cartridges.

The agreement, which is exclusive worldwide in the practice of veterinary medicine for the health and wellbeing of any non-human animal, has an initial term of ten years (subject to early termination and extension in certain circumstances).

Zomedica has agreed to pay Qorvo U.S.$1.0 million in cash within 14 business days of the execution of the agreement and to issue to Qorvo unregistered common shares having a value of U.S.$3.9 million, consisting of an aggregate of 2,565,789 common shares to be issued at an ascribed price of U.S.$1.52 (approximately C$2.00). Zomedica has agreed to pay Qorvo additional milestone payments in cash or, if elected by Qorvo, additional unregistered common shares having a value calculated as specified in the agreement. The total amount of additional milestone payments (if all milestones are met) will be U.S.$10 million (if paid entirely with cash) or up to U.S.$10.9 million (consisting of cash in the amount of U.S.$7 million and unregistered common shares having a value of U.S.$3.9 million, if Qorvo elects to receive compensation partially in equity). In connection with the agreement, Zomedica and Qorvo have entered into a registration rights agreement providing Qorvo with certain registration rights with respect to the common shares to be issued by Zomedica.

The ZM-024 is an investigational device, is not currently available for sale, and is limited to investigational use only.

About Zomedica
Based in Ann Arbor, Michigan, Zomedica (NYSE American: ZOM) (TSX-V: ZOM) is a veterinary diagnostic and pharmaceutical company creating products for companion animals (canine, feline and equine) by focusing on the unmet needs of clinical veterinarians. Zomedica’s product portfolio will include novel diagnostics and innovative therapeutics that emphasize patient health and practice health. With a team that includes clinical veterinary professionals, it is Zomedica’s mission to give veterinarians the opportunity to lower costs, increase productivity, and grow revenue while better serving the animals in their care. For more information, visit www.ZOMEDICA.com.

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About Qorvo Biotechnologies
Qorvo Biotechnologies, LLC is a wholly owned subsidiary of Qorvo, Inc. (Nasdaq: QRVO) that is developing a point-of-care (POC) diagnostics system based on a sensor application of Qorvo’s Bulk Acoustic Wave (BAW) filter technology.

Reader Advisory
Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of the release.

Except for statements of historical fact, this news release contains certain "forward-looking information" within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

Forward-looking information is based on the opinions and estimates of Zomedica management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: the validation of Qorvo’s technology for diagnostic use in animals and our ability to successfully develop and market ZM-024; uncertainty as to the acceptance of ZM-024 by veterinarians, uncertainty regarding the usage rates of ZM-024; uncertainty as to whether our strategies and business plans will yield the expected benefits; availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to future clinical trials, regulatory approvals, safety and efficacy of our products, the use of our product, intellectual property protection and the other risk factors disclosed in our filings with the Securities and Exchange Commission and under our profile on SEDAR at www.sedar.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

Investor Relations Contacts
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Media Contact
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iIsabelle Cattin, Jordi Puig. A Look at Canine Hypothyroidism. Vet Times, June 25, 2012

iiSundburg C.R., Belanger, J.M., Bannasch, D.L., Famula, T.R., Oberbauer A.M., December 8, 2016 “Gonadectomy effects on the risk of immune disorders in the dog: a retrospective study”. BMC Veterinary Research, 12:278

iiiMcLean, J.L., Lobetti, R.G. & Schoeman, J.P., 2014.‘Worldwide prevalence and risk factors for feline hyperthyroidism: A review’. Journal of the South African Veterinary Association 85(1), Art. #1097, 6 pages.

ivde Bruin C1, Meij BP, Kooistra HS, Hanson JM, Lamberts SW, Hofland LJ.. Cushing's disease in dogs and humans. Horm Res. 2009 Jan;71 Suppl 1:140-3.